UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2019

FLUX POWER HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-25909	86-0931332
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

985 Poinsettia Avenue, Suite A, Vista, California	92081
(Address of Principal Executive Offices)	(Zip Code)

877-505-3589
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement

On February 15, 2019, Flux Power Holdings, Inc. (the “Company”) entered into an amendment to the Employment Agreement (the “Amendment”) with the Company’s president and chief executive officer, Ronald F. Dutt, dated December 7, 2012 (“Employment Agreement”). The Amendment confirmed Mr. Dutt’s continued services as the president and chief executive officer of the Company and its wholly-owned subsidiary, Flux Power, Inc., and setting Mr. Dutt’s new annual base salary to $195,000.

The information contained in this Item 1.01 regarding the Amendment is qualified in its entirety by a copy of the Amendment attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Item 1.01 of this Current Report on Form 8-K for a description of the material terms of the Amendment, which terms are incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)             Exhibits.

Exhibit No.	Exhibit Description

10.1	Amendment to the Employment Agreement, dated February 15, 2019 by and between Flux Power Holdings, Inc. and Ronald F. Dutt

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flux Power Holdings, Inc.
a Nevada corporation

Dated: February 15, 2019	By:	/s/ Ronald F. Dutt
Ronald F. Dutt, Chief Executive Officer